Exhibit 10.5

Equity Investment Agreement

Between

AOS Holdings LLC

4310 Guion Road,

Indianapolis IN

46254

(the” Investor”)

And

NextTrip Inc.

3900 Paseo del Sol

Santa Fe, New Mexico

87507

(the “Issuer”)

Whereas The Parties recognize that an equity investment in NextTrip is both strategically timely and beneficial to the Issuer prior to the Issuers year end of February 28th, 2025: AND

Whereas the Investor is willing to further assist the Issuer by way of an “Investment” in the NextTrip Preferred series; Therefore,

The parties have reached an agreement whereby AOS (the Investor) will make an equity investment into the Issuer as outlined under “Terms of Investment” below.

1.	Terms of the Investment.

i)	Investor is willing to further assist the Issuer by way of an “Investment” of $375,000 in equity of the Issuer by way of the NextTrip Preferred series with a Four Dollar ($4.00) conversion price. Upon conversion, the Preferred will convert into 93,750 common stocks of the issuer.

ii)	The conversion of the Preferred to Common will be made in a manner that ensures the company remains in compliance with the securities regulations at the time the Preferred is exchanged including confirmation by the Issuer’s SEC counsel that the exchange to common shares is compliant with the securities act.

iii)	The Issuer further agrees that they will issue an additional 750,000 warrants (50% cash /50% cashless) with a 5-year term and a $6.00 strike price. Such warrants will include any necessary blockers as required by Issuers SEC counsel until such time as approvals of S-1 Registration statement are approved.

iv)	The parties agree that they will enter into such additional supporting agreements as may be required by regulators to ensure compliance and timely disclosure to this investment.

2.	SEVERABILITY OF PROVISIONS

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

3.	MISCELLANEOUS

All payments of principal and premium on this Note have been paid in the form of the NextTrip Preferred shares and no further amendments or payments are required by the issuer.

4.	GOVERNING LAW

This Note shall be construed in accordance with the laws of the State of New Mexico.

Signature page to follow

5.	SIGNATURES

In WITNESS WHEREOF, the parties as of February 26th, 2025, have agreed to the terms of this Equity Investment Agreement with the execution and delivery of this document.

In WITNESS WHEREOF, this Agreement has been executed and delivered in the manner

Investor: AOS Holdings LLC	Issuer: NextTrip, Inc.

Denis Suggs	Bill Kerby
Printed Individual/Representative Name	Printed Individual/Representative Name

/s/ Dennis Suggs	/s/ Bill Kerby
Investors Signature	Issuer’s Signature

Title:	Managing Member	Title:	CEO